UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2011
ANGELES PARTNERS XII, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13309 (Commission File Number)	95-3903623 (IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA	29602
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     In November 2010, Angeles Partners XII, LP, a Delaware limited partnership (the “Partnership”), amended the Partnership’s agreement of limited partnership to convert the Partnership’s existing partnership interests into two separate series of partnership interests that had separate rights with respect to specified partnership property, with the general partners’ interests designated as “Series A GP Interests” and “Series B GP Interests,” and the limited partners’ interests designated as “Series A Units” and “Series B Units” (the “Serialization”). Shortly thereafter, the managing general partner of the Partnership determined not to implement the Serialization. On June 13, 2011, the managing general partner entered into an amendment to the Partnership’s agreement of limited partnership (the “Fifth Amendment”) to reflect the prior decision to rescind the Serialization.
     A copy of the Fifth Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information in Item 1.01 is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information in Item 1.01 is incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed with this report

Exhibit
Number	Description

3.1	Fifth Amendment to the Agreement of Limited Partnership of Angeles Partners XII, LP, dated as of June 13, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES PARTNERS XII, LP

Date: June 13, 2011	By:	Angeles Realty Corporation II,
Its Managing General Partner

	By:	/s/ Stephen B. Waters Stephen B. Waters
Senior Director